                                                                    EXHIBIT 99.1


                          FOR:        SUIZA FOODS CORPORATION

                          CONTACT:    J. Michael Lewis
                                      VP; Treasurer; Director Investor Relations
                                      Tracy Noll
                                      Chief Financial Officer
                                      (214) 528-9922
FOR IMMEDIATE RELEASE
                                      Morgen-Walke Associates:
                                      June Filingeri, John Blackwell
                                      Media contact:  Miriam Adler
                                      (212) 850-5600

                          FOR:        CONTINENTAL CAN COMPANY, INC.

                          CONTACT:    Abdo Yazgi
                                      Executive Vice President
                                      (203) 750-5903


                     SUIZA FOODS ANNOUNCES ACQUISITION OF
                        CONTINENTAL CAN COMPANY, INC.


     DALLAS, TX, January 15, 1998 -- Suiza Foods Corporation (NYSE:SZA) today announced that it has signed a definitive agreement to acquire Continental Can Company, Inc. (NYSE:CAN) for stock and the assumption of debt in a purchase transaction with a total value of approximately $345 million, including transaction costs. The transaction is in furtherance of Suiza's strategy to expand its plastic packaging operations, and gives the Company a leading position in the high-density polyethylene (HDPE) segment of the plastic packaging industry.

     Under the terms of the agreement, shareholders of Continental Can Company will receive .629 shares of Suiza stock for each of the approximately 3.2 million Continental Can shares outstanding. Suiza's stock closed at $64 5/8 on Wednesday, January 14, 1998. The transaction will result in the issuance of approximately 2.0 million shares of Suiza common stock, 0.5 million options and warrants, and the assumption of Continental Can debt, which approximated $187.5 million at September 30, 1997. It is expected to be completed during the second quarter of 1998 and to be accretive to earnings in 1998.

                                    -MORE-

       SUIZA FOODS ANNOUNCES ACQUISITION OF CONTINENTAL CAN CO. -PAGE 2-

     The transaction will increase Suiza's packaging revenues to approximately $645 million annually. Approximately $400 million will be derived from domestic plastic blow molding, with the remainder consisting of food can, and plastic film packaging operations based in Europe. Continental Can has fifteen domestic and nine European facilities while Suiza has sixteen U.S. plastic packaging plants.

     Gregg L. Engles, Suiza's Chairman and Chief Executive Officer, commented:
"The merger with Continental Can will more than double our domestic blow-molding revenues, adding technically sophisticated packaging capabilities and expanding our blue-chip customer base. Our combined operations will serve clients in a variety of industries including dairy, bottled water, juice, household chemicals, and automotive fluids. Internationally, Continental Can's operations provide us with a number of opportunities to further develop our packaging business."

     Donald J. Bainton, Continental Can Company's Chairman and Chief Executive Officer, added: "Suiza Foods has consistently demonstrated its ability to create value and accelerate growth in its operations through accretive acquisitions in fragmented industries. There are outstanding opportunities to pursue that strategy in the HDPE packaging market, as well as build on Continental Can's European packaging operations. The combined operations have the potential to advance our leadership positions in our markets and achieve exceptional growth."

     The proposed transaction is subject to customary conditions, including approval by the shareholders of Continental Can Company, Inc. and successful completion of regulatory review under the Hart-Scott-Rodino Act.

     Donaldson, Lufkin & Jenrette Securities Corporation served as financial advisor to Suiza Foods Corporation and Continental Can Company, Inc.

     Continental Can Company, headquartered in Norwalk, CT, manufactures plastic and metal containers for food, beverages and household products, and is expected to report fiscal 1997 revenues of approximately $530 million.

     Suiza Foods is a Dallas-based company with leading positions in the dairy, plastic packaging and packaged ice industries. Its principal holdings are in fluid dairy processing, refrigerated, shelf-stable and frozen food products, packaged ice and plastic containers and include Suiza Dairy and the Garrido Coffee Company in Puerto Rico, Morningstar Foods, Inc.,

                                     -MORE-

        SUIZA FOODS ANNOUNCES ACQUISITION OF CONTINENTAL CAN CO. -PAGE 3-

Country Fresh, Inc. in Michigan, Velda Farms Dairy in Florida, Swiss Dairy in California, Model Dairy in Nevada, Dairy Fresh in North Carolina, Country Delite Farms in Tennessee, Garelick Farms in New England, Franklin Plastics, and Reddy Ice, the largest packaged ice company in the United States.

     Statements in this press release other than statements of historical fact may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, as well as Suiza's future financial condition and results, are subject to inherent risks and uncertainties, and actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (i) a lack of suitable acquisition candidates at acceptable prices and other limitations on Suiza's ability to pursue its acquisition strategy, (ii) significant competition, (iii) fluctuating raw material costs, (iv) limitations arising from Suiza's substantial indebtedness, (v) government regulation, and (vi) various risks related to the proposed Continental Can acquistion, including the risk that expected cost savings cannot be fully realized, that revenues following the mergers are lower than expected, and that costs or difficulties related to integrating the combined businesses are greater than expected. Additional information concerning these and other risk factors are contained in Suiza's latest Annual Report on Form 10-K and in each of Suiza's other recent filings with the Securities and Exchange Commission (SEC), copies of which are available from the SEC and can be obtained from Suiza upon request.



                                      ###